Exhibit 99.1

FIDELITY D & D BANCORP, INC.

PRESS RELEASE

Date: January 19, 2007

Contacts:
Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2006 FINANCIAL RESULTS

Dunmore, PA, Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, reported net income of $4,125,000, or $2.01 per diluted share, for the year ended December 31, 2006, compared to net income of $4,592,000 or $2.25 per diluted share for the year ended December 31, 2005.  The return on average assets for the 2006 year was 0.73%, with the return on average equity of 8.31%.  Earnings for the fourth quarter of 2006 totaled $1,125,000, compared to $1,142,000 earned in the same period of 2005.  Earnings per share on a fully diluted basis for the current quarter totaled $0.54, off a penny from $0.55 for the prior year period.

The reported difference in annual earnings resulted primarily from the investment in added personnel, new branch locations and enhanced information technology systems and equipment.  These steps were taken to better serve customers and continue to grow deposits, loans, and assets under management.  The creation of a Business Lending Department, the addition of a Customer Contact Center, and the recent conversion to a new state-of-the-art core processing server are some examples of completed initiatives in 2006.

“We think 2006 was an important year for our Company. During the year we have made significant progress in reducing our non-performing assets. In addition, we have invested in staff, technology and branches that should put our Company on the path toward long-term growth in both assets and earnings,” stated Steven C. Ackmann, President and CEO. “This year we were also able to begin to address our high funding costs when we restructured $16,000,000 in high cost debt in the third quarter. Even with the difficult rate environment that exists for banks today, we continue to look for opportunities to reduce funding costs going forward.”

Total assets as of December 31, 2006 were $562,318,000, an $18,257,000, or 3%, increase in assets from $544,061,000 at December 31, 2005.

Loans increased by $14,055,000, or 3%, to $417,199,000, primarily from a nearly 20% growth in home equity installment loans during 2006, followed by 6% growth in residential mortgages.  Investments increased $2,732,000 to $100,411,000 at December 31, 2006.  Total deposits increased 8%, or $30,836,000, to $410,335,000 at December 31, 2006, from the $379,499,000 balance at December 31, 2005.  Short-term borrowings increased $4,883,000 to $33,656,000 with long-term debt declining $21,168,000, or 25%, totaling $62,536,000 as of December 31, 2006.

Net interest income was $17,169,000 for the year ended December 31, 2006, slightly off-pace from $17,299,000 for 2005.  Net interest margin for the fourth quarter continued to trend upward to 3.34%, from the second quarter low of 3.26%.  For the quarter ended December 31, 2006, net interest income totaled $4,359,000, improving from $4,343,000 for the same period of 2005.  The increase for the quarter was primarily due to loan growth and improved yields on earning assets.

The 2006 provision for loan losses was $325,000 compared to $830,000 for 2005.  This significant reduction was due to the improved quality of the loan portfolio with a $6,211,000 decline in non-performing loans.  The effort to improve the credit profile of the loan portfolio has reduced the non-performing assets by more than half.  Accordingly, the ratio of non-accrual loans to net loans at December 31, 2006 was 0.80%, down from 2.34% as of December 31, 2005.  Net charge-offs were $865,000 in 2006 compared to $833,000 in 2005. The ratio of allowance for loan losses to total loans was 1.29% at December 31, 2006, down from 1.46% at December 31, 2005.

Total other income improved $372,000, or 9%, in 2006 totaling $4,522,000 as compared to $4,151,000 for 2005. Increases in gains on loans sold and asset management fees coupled with a reduction in losses associated with the discontinued automobile leasing portfolio were slightly offset by lower levels of fees and service charges collected during 2006.

Total other operating expenses increased 9%, from $14,562,000 in 2005 to $15,878,000 for the year ending December 31, 2006.  The increased operating expense resulted principally from added salary and employee benefit expenses plus an increase in occupancy and equipment expenses.

Shareholders’ equity as of December 31, 2006 increased to $51,612,000 from $48,846,000 on December 31, 2005.  Cash dividends declared by the Company during 2006 were $1,801,000, or $0.88 per share, of which $569,000 was invested in Company stock through the dividend reinvestment plan.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 19 automated teller machine locations.

For more information visit our web site at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Assets
Total cash and cash equivalents	$13,800,848	$20,832,779	$12,121,597	$10,486,895	$12,594,540
Investment securities	100,410,736	101,740,346	113,547,682	116,205,852	97,678,573
Federal Home Loan Bank Stock	3,795,100	3,259,400	4,558,400	4,699,000	4,628,200
Loans and leases	422,765,351	415,915,591	423,660,466	417,049,567	409,557,328
Allowance for loan losses	(5,444,303)	(5,843,538)	(5,738,470)	(5,716,473)	(5,984,649)
Premises and equipment, net	11,324,465	11,296,696	11,521,561	11,543,777	11,683,148
Life insurance cash surrender value	8,177,961	8,105,171	8,033,031	7,962,307	7,891,898
Other assets	7,487,830	7,534,038	7,423,958	7,055,858	6,011,660

Total assets	$562,317,988	$562,840,483	$575,128,225	$569,286,783	$544,060,698

Liabilities
Non-interest-bearing deposits	$73,741,975	$71,548,817	$70,560,800	$67,692,897	$70,361,086
Interest-bearing deposits	336,592,620	348,180,970	352,294,555	340,811,377	309,137,554
Total deposits	410,334,595	419,729,787	422,855,355	408,504,274	379,498,640
Short-term borrowings	33,656,150	22,826,739	31,659,106	27,422,536	28,772,997
Long-term debt	62,536,210	65,590,062	68,324,751	81,029,348	83,704,188
Other liabilities	4,179,170	3,730,970	3,253,894	3,396,492	3,238,844
Total liabilities	510,706,125	511,877,558	526,093,106	520,352,650	495,214,669

Shareholders’ equity	51,611,863	50,962,925	49,035,119	48,934,133	48,846,029

Total liabilities and shareholders’ equity	$562,317,988	$562,840,483	$575,128,225	$569,286,783	$544,060,698

Average Quarterly Balances:	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Assets
Total cash and cash equivalents	$10,970,802	$10,133,961	$10,258,096	$10,654,773	$9,958,499
Investment securities	114,670,680	116,520,987	122,638,043	117,482,664	106,836,106
Loans and leases, net	412,624,062	414,380,326	414,575,812	408,418,489	398,021,831
Premises and equipment, net	11,260,563	11,480,499	11,523,344	11,647,257	11,297,689
Other assets	13,908,846	12,321,122	12,054,841	12,177,876	13,299,448

Total assets	$563,434,953	$564,836,895	$571,050,136	$560,381,059	$539,413,573

Liabilities
Non-interest-bearing deposits	$70,975,409	$68,170,366	$67,504,856	$66,195,050	$66,163,112
Interest-bearing deposits	344,024,072	349,113,993	337,651,638	330,301,631	300,187,888
Total deposits	414,999,481	417,284,359	405,156,494	396,496,681	366,351,000
Short-term borrowings and long-term debt	92,572,901	93,953,798	113,726,078	111,943,866	121,063,406
Other liabilities	4,501,801	3,968,526	3,374,110	3,096,023	3,653,059
Total liabilities	512,074,183	515,206,683	522,256,682	511,536,570	491,067,465

Shareholders’ equity	51,360,770	49,630,212	48,793,454	48,844,489	48,346,108

Total liabilities and shareholders’ equity	$563,434,953	$564,836,895	$571,050,136	$560,381,059	$539,413,573

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Interest income
Loans and leases	$7,268,584	$6,491,202	$28,127,306	$24,281,060
Securities and other	1,401,955	1,127,987	5,402,404	4,739,201

Total interest income	8,670,539	7,619,189	33,529,710	29,020,261

Interest expense
Deposits	3,213,402	1,949,785	11,492,827	6,928,000
Borrowings and debt	1,097,766	1,326,338	4,868,282	4,792,986

Total interest expense	4,311,168	3,276,123	16,361,109	11,720,986

Net interest income	4,359,371	4,343,066	17,168,601	17,299,275

Provision for loan losses	—	150,000	325,000	830,000
Other income	1,173,086	1,048,195	4,522,138	4,150,502
Other expenses	4,011,713	3,793,005	15,878,376	14,561,968
Provision for income taxes	395,688	306,101	1,362,080	1,466,112
Net income	$1,125,056	$1,142,155	$4,125,283	$4,591,697

	Three Months Ended
	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Interest income
Loans and leases	$7,268,584	$7,226,814	$7,001,132	$6,630,776	$6,491,202
Securities and other	1,401,955	1,367,752	1,370,036	1,262,661	1,127,987

Total interest income	8,670,539	8,594,566	8,371,168	7,893,437	7,619,189

Interest expense
Deposits	3,213,402	3,132,402	2,750,117	2,396,906	1,949,785
Borrowings and debt	1,097,766	1,148,667	1,355,627	1,266,222	1,326,338

Total interest expense	4,311,168	4,281,069	4,105,744	3,663,128	3,276,123

Net interest income	4,359,371	4,313,497	4,265,424	4,230,309	4,343,066

Provision for loan losses	—	75,000	175,000	75,000	150,000
Other income	1,173,086	1,136,275	1,083,952	1,128,825	1,048,195
Other expenses	4,011,713	3,995,764	3,948,149	3,922,750	3,793,005
Provision for income taxes	395,688	349,032	287,607	329,753	306,101
Net income	$1,125,056	$1,029,976	$938,620	$1,031,631	$1,142,155

.FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

	Three Months Ended					Twleve Months Ended
	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Selected returns and financial ratios
Diluted earnings per share	$0.54	$0.51	$0.45	$0.50	$0.55	$2.01	$2.25
Dividends per share	$0.22	$0.22	$0.22	$0.22	$0.20	$0.88	$0.80
Yield on interest-earning assets (FTE)	6.55%	6.45%	6.29%	6.13%	6.02%	6.36%	5.82%
Cost of interest-bearing liabilities	3.92%	3.83%	3.65%	3.36%	3.09%	3.69%	2.80%
Net interest spread	2.63%	2.62%	2.64%	2.77%	2.93%	2.67%	3.02%
Net interest margin	3.34%	3.29%	3.26%	3.34%	3.48%	3.31%	3.51%
Return on average assets	0.79%	0.72%	0.66%	0.75%	0.84%	0.73%	0.86%
Return on average equity	8.69%	8.18%	7.66%	8.51%	9.37%	8.31%	9.64%
Efficiency ratio	71.31%	71.85%	72.15%	71.39%	65.87%	71.67%	65.99%
Expense ratio	2.03%	2.03%	2.03%	2.04%	2.02%	2.02%	1.93%

Other data
Book value per share	$25.09	$24.82	$23.93	$23.93	$23.95
Equity to assets	9.18%	9.05%	8.53%	8.60%	8.98%
Allowance for loan losses to:
Total loans	1.29%	1.41%	1.36%	1.37%	1.46%
Non-accrual loans	1.62x	1.43x	0.77x	0.65x	0.63x
Non-accrual loans to net loans	0.80%	1.00%	1.79%	2.15%	2.34%
Non-performing assets to total assets	0.65%	0.93%	1.36%	1.60%	1.78%